EXHIBIT 10.14

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FIND/SVP, INC.

                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW

      The undersigned, being the President and Secretary, respectively, of FIND/SVP, Inc. (the "Company"), pursuant to Section 805 of the New York Business Corporation Law, do hereby certify as follows:

      FIRST: The name of the Company is FIND/SVP, INC., and the name under which it was formed is Information Clearing House, Inc.

      SECOND: The Certificate of Incorporation of the Company was originally filed by the department of state on November 10, 1969.

      THIRD: The Certificate of Incorporation of the Company, as now in full force and effect, is hereby amended, as authorized by Section 801 of the New York Business Corporation Law, to designate a series of Preferred Stock of the Company to be known as "Series A Preferred Stock," out of the authorized but unissued shares of the Company's Preferred Stock, par value $.0001 per share, to consist of 500,000 shares, which shall have the preferences, voting powers, qualifications and special or relative rights and privileges as set forth in a new Article Ninth of the Certificate of Incorporation:

      NINTH:

1. DIVIDEND PROVISIONS.

      (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Company, at the rate of 8% of the Original Series A Issue Price (as defined below in subsection 2(a)) per share per annum (the "Series A Dividend Rate"), payable when, as and if declared by the Board of Directors. Such dividends shall accrue on a daily basis, whether or not earned or declared, and shall compound annually. Such dividends shall be cumulative so

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that if at any time the entire amount of such dividends shall not have been paid the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Accrued but unpaid dividends shall be paid with respect to a share of Series A Preferred Stock upon a liquidation as set forth in Section 2, a conversion of such share to Common Stock or upon the redemption, exchange or reclassification of the shares of Series A Preferred Stock.

      (b) No cash dividend or other distribution shall be paid, or declared and set apart for payment, on any share of Common Stock unless, subject to Section 1(d) below, a pro rata cash dividend or other distribution (separate from and in addition to the dividend set forth in Section 1(a)) is paid with respect to all outstanding shares of Series A Preferred Stock based on the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to Section 4 hereof as of the record date for determination of the holders of capital stock of the Company entitled to such dividend or distribution.

      (c) If at any time the Company pays a dividend or distribution on the Series A Preferred Stock in an amount less than the total amount of dividends then accrued and payable with respect to all shares of Series A Preferred Stock, such payment will be distributed ratably among the holders of such shares of Series A Preferred Stock pro rata in proportion to the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock held by each such holder.

      (d) All accrued and unpaid dividends payable on the Series A Preferred Stock pursuant to Section 1(a) shall be paid, except in the event of (i) a liquidation, dissolution or winding up of the Company pursuant to Section 2(a) hereof, (ii) a deemed liquidation, dissolution or winding up of the Company pursuant to Section 2(b)(i) hereof, or (iii) a redemption of the Series A Preferred Stock pursuant to Section 3 hereof, by issuance of additional shares of Series A Preferred Stock (a "PIK Dividend"). The number of shares of Series A Preferred Stock to be issued in connection with a PIK Dividend shall equal the aggregate dollar amount of the applicable accrued and unpaid dividends then owed to such holder of Series A Preferred Stock, divided by the Original Series A Issue Price (as defined below). All shares of Series A Preferred Stock issued pursuant to a PIK Dividend will thereupon be duly authorized, validly issued, fully paid and non-assessable. Each such PIK Dividend shall be made pro rata with respect to the outstanding shares of Series A Preferred Stock with respect to which PIK Dividends are being paid in accordance with the respective dividends then due and payable thereon. Dividends with respect to such additional shares of Series A Preferred Stock issued as a PIK Dividend shall accrue at the rates and be due and payable on the terms set forth in this
Section 1.

2. LIQUIDATION PREFERENCE.

      (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per


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

share (or with respect to a transaction described in Section 2(b)(i) or (ii), receive in such transaction securities or other property having a value per share) equal to the sum of (i) $1.50 per share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to the accrued but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

      (b)

            (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include,
(A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, share exchange or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; provided, however, that an acquisition or sale under subsection (A) or
(B) hereof will not constitute a liquidation, dissolution or winding up of the Company for purposes of this Section 2 if, following such acquisition or sale,
(x) the Company's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise), hold at least 51% of the voting power of the surviving or acquiring entity, and (y) the holders of Series A Preferred Stock as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale, hold securities of the acquiring or surviving entity having the same rights, privileges and preferences as those of the Series A Preferred Stock.

            (ii) In any of such events, if the consideration received by the Company or to be received by its shareholders is other than cash, the Company shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A Preferred Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of Series A Preferred Stock. Notwithstanding the foregoing, any securities shall be valued as follows:

                  (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                        (1) If traded on a securities exchange or through NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending two (2) trading days prior to the closing;


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                        (2) If traded over-the-counter, the value shall be
deemed to be the average of the closing bid or sale prices (whichever is applicable) over the fifteen (15) trading day period ending two (2) trading days prior to the closing; and

                        (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of all then outstanding shares of Series A Preferred Stock (the "Requisite Majority"); provided, however, in the event the Company and the Requisite Majority cannot agree on a value, the value shall be determined by an independent competent appraiser mutually agreed to by the Company and the Requisite Majority. In the event the Company and the Requisite Majority cannot mutually agree upon an independent appraiser within fifteen (15) days of the closing, the Company and the Requisite Majority will each select an independent competent appraiser of national reputation to determine the fair market value of the securities. The respective appraisals will be provided to the Company and the Requisite Majority promptly upon completion. If the fair market value appraisals of the securities are within 10% of one another, the fair market value shall be the average of the two appraisals. In the event the appraisal valuations differ by more than ten percent (10%), the two appraisers chosen by the Company and Requisite Majority, respectively, shall choose a third independent competent appraiser of national reputation and the third appraiser shall conduct an appraisal to determine the fair market value of the securities (the "Third Appraisal"). Upon completion, the Third Appraisal shall be promptly delivered to the Company and the holders of Series A Preferred Stock. The Third Appraisal valuation shall be averaged with the prior appraisal that is closer in value to the Third Appraisal. The average of these two appraisals shall be the fair market value of the securities and shall be binding on the Company and the holders of the Series A Preferred Stock. All appraisals required herein shall be paid for by the Company.

                  (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the Requisite Majority; provided, however, in the event the Company and the Requisite Majority cannot agree on a value, the value shall be as determined in accordance with
Section 3(c).

            (iii) In the event the requirements of this subsection 2(b) are not complied with, the Company shall forthwith either:

                  (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                  (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to


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and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(b)(iv) hereof.

            (iv) The Company shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than fifteen (15) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Requisite Majority.

      (c) In case outstanding shares of Series A Preferred Stock shall be subdivided into a greater number of shares of Series A Preferred Stock, the Original Series A Issue Price in effect immediately prior to such a subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced (as appropriate), and, conversely, in case outstanding shares of Series A Preferred Stock shall be combined into a smaller number of shares of Series A Preferred Stock, the Original Series A Issue Price in effect immediately prior to each such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased (as appropriate).

3. REDEMPTION.

      (a) The Series A Preferred Stock may be required to be redeemed by the Company at the option of the holders of at least a majority of all then outstanding shares of Series A Preferred Stock on or after the sixth (6th) anniversary of the first date upon which any shares of Series A Preferred Stock are first issued (the "Purchase Date" with respect to such series) (an "Optional Redemption").

      (b) Upon each receipt of a written notice of an Optional Redemption (the "Redemption Notice") specifying a date not less than sixty (60) nor more than ninety (90) days from the date of such notice on which the Series A Preferred Stock shall be redeemed (the "Optional Redemption Date"), the Company shall promptly notify the remaining holders of the Series A Preferred Stock of such Optional Redemption. The remaining holders of Series A Preferred Stock will have the right to participate in such redemption if they so elect by giving the Company written notice to such effect within fifteen (15) days of having received such notice. The Company shall redeem on the Optional Redemption Date each share of Series A Preferred Stock being redeemed by paying in cash therefor, an amount equal to the Original Series A Issue Price plus all accrued but unpaid dividends on such share (the "Redemption Price"). In such event, the shares of Series A Preferred Stock not redeemed on the Optional Redemption Date shall remain outstanding and entitled to all rights and preferences provided herein.


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

      (c) If the funds of the Company legally available for redemption of shares of Series A Preferred Stock on any Optional Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on the Optional Redemption Date but which it has not redeemed.

      (d) In the event the Company fails to timely pay any amounts owed pursuant to this Section 3, as of the date immediately following the due date of the outstanding balance under any Redemption Price, the Series A Dividend Rate shall be increased to sixteen percent (16%) of the Original Series A Issuance Price (the "Default Rate"). Should the amount then due and outstanding pursuant to this Section 3 be considered a debt obligation of the Company under applicable law and the Series A Dividend Rate shall cease to be applicable, the outstanding redemption amount owed to the holders of the Series A Preferred Stock shall accrue interest at the lesser of (a) the Default Rate and (b) the then applicable maximum rate allowed by law.

4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows:

      (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock (including those shares of Series A Preferred Stock issued or issuable pursuant to the PIK Dividend, whether or not declared) shall be convertible in increments of $100,000 (and the balance of such shares if upon conversion is less than $100,000), at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(c)

      (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock (including those shares of Series A Preferred Stock issued or issuable pursuant to the PIK Dividend, whether or not declared) shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such Series A Preferred Stock immediately on the date specified by written consent or agreement of the holders of at least a majority of all then outstanding shares of Series A Preferred Stock.

      (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall


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surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, (or, in the event a certificate has been lost, stolen or destroyed, an affidavit as to that fact), at the principal corporate office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at such office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

      (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

            (i)

                  (A) If the Company shall issue, after the Purchase Date, any Additional Stock (as defined below) for a consideration per share less than $1.25 (adjusted accordingly to reflect any stock splits or other recapitalizations), the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction:

                        (1) the numerator of which is equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, (y) the number of shares of Common Stock issuable upon exercise, conversion or exchange of any obligations or any securities of the Corporation outstanding immediately prior to such issuance and (z) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and


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

                        (2) the denominator of which is equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, (y) the number of shares of Common Stock issuable upon exercise, conversion or exchange of any obligations or any securities of the Corporation outstanding immediately prior to such issuance and (z) the number of shares of such Additional Stock.

                  (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                  (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, subject to the reasonable approval by the holders of at least a majority of the shares of Series A Preferred Stock, irrespective of any accounting treatment.

                  (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i):

                        (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exerciseability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.


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

                        (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)).

                        (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                        (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                        (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(l) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

            (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by the Company after the Purchase Date other than:


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                  (A) securities issued pursuant to a transaction described in subsection 4(d)(iii) hereof,

                  (B) securities offered to the public in an underwritten offering before or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock;

                  (C) not more than an aggregate of 20,000 shares of the Company's Common Stock issued pursuant to a transaction approved by the Board of Directors of the Company;

                  (D) not more than 3,500,000 shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) of the Company's Common Stock (or related options to purchase Common Stock) which are issued to employees, directors or consultants of the Company or any subsidiary of the Company pursuant to a stock option plan approved by the Board of Directors, provided the issuance of such shares of the Company's Common Stock (or related options to purchase Common Stock) is approved by the Board of Directors or a duly-appointed committee thereof;

                  (E) securities issuable upon conversion or exercise of any options, warrants or other rights to acquire capital stock of the Company outstanding as of the Purchase Date and in accordance with the existing terms as of the Purchase Date;

                  (F) securities issued in connection with a bona fide business acquisition by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, including but not limited to shares of Common Stock issued in connection with the Company's acquisition of Guideline Research Corporation ("Guideline"), but excluding in all cases any shares of Common Stock issued by the Company in connection with any indemnity obligations of the Company pursuant to any acquisition agreement;

                  (G) securities that are deemed to be excluded from the definition of Additional Stock by the Requisite Majority;

                  (H) securities issuable upon exercise of the warrant issued to the holders of Series A Preferred Stock on the Purchase Date; or

                  (I) securities issuable upon conversion of the Series A Preferred Stock (including Series A Preferred Stock issued in connection with a PIK Dividend), or upon payment of the PIK Dividend.

            (iii) In the event the Company should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder


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

thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

            (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

      (e) OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case the distribution shall be allocated among the shareholders of the Company in accordance with the priorities set forth in Section 2(a) and 2(b).

      (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or
Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

      (g) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith


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

assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

      (h) NO FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

      (i) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the reasonable written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

      (j) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

      (k) RESERVATION OF STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of (i) Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock (including those shares of Series A Preferred Stock issued pursuant to the PIK Dividend), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and (ii) Series A Preferred Stock, solely for the purpose of effecting the payment of the PIK Dividend, such number of its shares of Series A Preferred Stock as shall from time to time be sufficient to effect the payment of the PIK Dividend; and if at any time the number of authorized but unissued shares of Common Stock or Series A Preferred Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of


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

the Series A Preferred Stock or the payment of the PIK Dividend, as applicable, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company will take such corporate action as may, in the opinion of the Company's counsel, be necessary to increase its authorized but unissued shares of Common Stock and Series A Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

      (l) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

5. VOTING RIGHTS.

      (a) GENERAL. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such shares of Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

      (b) PROTECTIVE COVENANTS. The Corporation shall not, without the prior approval, whether by vote or by written consent, of the holders of a majority of the outstanding shares of Series A Preferred Stock:

            (i) authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, with rights, privileges or preferences which are PARI PASSU with or senior to the Series A Preferred Stock;

            (ii) increase or decrease (other than by redemption or conversion authorized herein or pursuant to Section 6 below) the total number of authorized shares of Series A Preferred Stock;

            (iii) amend, restate or repeal the Certificate of Incorporation or bylaws of the Corporation in any way which would cancel or adversely change, alter or affect the preferences, privileges or rights (including, without limitation, the conversion privilege or the liquidation preference) of the Series A Preferred Stock;

            (iv) effect an exchange, reclassification or cancellation of all or part of the shares of Series A Preferred Stock; or

            (v) take other actions that would materially adversely affect the rights, privileges and preferences of the holders of the Series A Preferred Stock.

6. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Company.

      FOURTH: This Certificate of Amendment to the Certificate of Incorporation was authorized by unanimous vote of the Board of Directors of the Company pursuant to the authority vested in the Board of the Directors by the Company's Certificate of Incorporation.

      IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of FIND/SVP, Inc., on the 1st day of April 2003, and do affirm, under the penalties of perjury, that the statements contained herein have been examined and are true, correct and complete.

                                              FIND/SVP, INC.


                                              By: /s/ David Walke
                                                  ---------------
                                                  David Walke
                                                  Chief Executive Officer


                                              By: /s/ Peter M. Stone
                                                  ------------------
                                                  Peter M. Stone
                                                  Secretary


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